1 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 1 INVESTOR PRESENTATION January 2014

2 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect management's current views and estimates regarding our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. We cannot assure investors that future developments affecting the Company will be those that we have anticipated. Actual results may differ materially from these expectations due to risks relating to our strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, and other factors that are set forth in our SEC filings, including risk factors contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 and Quarterly Reports on Form 10-Q for the fiscal year ending February 1, 2014, which are available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement we make in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, we expressly disclaim any responsibility to publicly update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures - Certain financial measures included in these presentation materials, and which may be referred to in management’s discussion of the Company’s results and outlook, have not been calculated in accordance with generally accepted accounting principles (“GAAP”), and therefore are referred to as non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation or as an alternative to such measures determined in accordance with GAAP. Please refer to the “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” at the end of these materials for a reconciliation and more information regarding limitations. Forward Looking Statements

3 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 3  Holiday Update  Company Overview  Investment Highlights  Business Performance  Growth Strategies  Financial Performance Agenda Presenters Today's Agenda and Presenters  Tom Vellios Co-Founder & CEO  Ken Bull CFO

4 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 4 Store Video

5 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 5 Holiday Update Holiday update based on press release dated January 9, 2014 ► # 1 Weather ► ~90% of comparable stores are in the Northeast, Mid-Atlantic and Midwest which were significantly impacted by December winter storms ► Days at these stores that were not impacted by weather performed at or above our previous Q4 4% comp guidance ► # 2 Shortened holiday: Did not make up shortfall from #1 ► Believe there is opportunity to improve in certain underperforming merchandise categories that fell short of our internal expectations ► Strong new store performance, particularly in new Texas market ► Well positioned to deliver on 2014 store growth plans Notes:

6 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 6 The Five Below Promise

7 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 7 Company Overview

8 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 8 ► Rapidly growing specialty value retailer targeting teen and pre-teen customers ► Dynamic, edited assortment of trend-right, high- quality merchandise at exceptional value ► All merchandise priced at $5 or below ► Differentiated shopping experience driven by unique merchandising strategy and high-energy, fun environment ► Appeals to diverse customer base across a broad range of age and socio-economic demographics ► 304 stores(1) in eastern half of the U.S. across a variety of urban, suburban and semi-rural markets – Approximately 7,500 square feet on average – Versatile model primarily located in power, community and lifestyle shopping centers – 2,000+ store potential(2) in the U.S. ►Differentiated Experience (1) Reflects number of stores as of November 2, 2013. (2) Based on management estimates ►Exceptional Value Trend-Right, High-Quality Merchandise Target Teen and Pre-Teen Customer Dynamic, Edited Assortment Five Below Today Trend-Right, High-Quality Merchandise Exceptional Value Differentiated Experience Dynamic, Edited Assortment Target Teen and Pre-Teen Customer Notes:

9 ©2014 Five Below, Inc. – Confidential ©2014 Five Below, Inc. 9 102 142 192 244 304 2009 2010 2011 2012 2013E* $125.1 $197.2 $297.1 $418.8 $531 to $533 2009 2010 2011 2012 2013E* $6.9 $17.3 $33.0 $49.5 $60 5.5% 8.8% 11.1% 11.8% 11.2% 2009 2010 2011 2012 2013E* Summary Financial Performance Number of Stores Net Sales Adjusted Operating Income and Margin ► Proven track record of successful store openings ► Highly attractive new store model with a payback of less than one year ► All stores are profitable ► Consistent performance across vintages and geographies Dollars in millions *2013 estimates reflect guidance provided in press release issued January 9, 2014. Notes:

10 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 10  Unique Approach to Targeting the Teen and Pre-Teen Customer  Edited Assortment of Trend-Right, High-Quality Merchandise Drives Universal Appeal  Exceptional Value Proposition for Customers with $1 to $5 Model  Differentiated Shopping Experience  Long Runway for Store Growth with Compelling and Consistent Store Economics  Experienced and Passionate Senior Management Team with Proven Track Record Investment Highlights

11 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 11 Edited Assortment of Trend-Right Merchandise Drives Universal Appeal

12 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 12 Major Brands and Licenses

13 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 13 Differentiated Shopping Experience ► Unique and engaging in-store atmosphere ► Stores are fun and dynamic ► Consistent floor layout with easy to navigate sightlines across entire store ► Novel merchandise display techniques

14 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 14 (1) Source: Third Party Research (2013); sample size of 1,444 customers (2) Represents annual income Representative Customer Demographics (1) Brand & Merchandising Approach Drive Universal Appeal 0% 20% 40% 60% 80% 100 % By Gender By Age By Income² Male Female Adults w/ Kids 12 & Under 18-24 <$25,000 $50,001 - $75,000 $75,001 - $100,000 $100,001+ No answer Notes: $25,000 - $50,000 Adults w/ Kids 17 & Under Teens 13-17 Adults 25+ w/o Kids

15 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 15 Recent New Markets Existing Markets (1) 304 Stores in 19 States 4 ► 2011  Chicago  Detroit ► 2012  St. Louis  Atlanta  Outstate Michigan ► 2013  Austin  Dallas Notes: (1) Reflects number of stores as of November 2, 2013 6 22 5 18 27 55 1 23 9 13 24 3 7 24 11 3 33 3 Existing Store Locations 17 Existing DC Locations

16 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 16 Business Performance

17 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 17 Comps in Varied Economic Environments Driven Primarily by Transactions 2006 2007 2008 2009 2010 2011 2012 2013E* Annual 5.3% 5.4% 5.8% 12.1% 15.6% 7.9% 7.1% 3.2% to 3.6% -2.8% 7.6% 10.4% 5.1% 5.6% 7.2% 4.2% 5.1% 5.2% 9.1% 4.4% 5.8% 9.5% 11.5% 14.1% 12.6% 22.8% 26.5% 15.9% 6.3% 7.6% 0.7% 7.6% 12.1% 10.4% 8.6% 8.8% 4.4% 4.2% 6.6% 9.0% -0.5% to -1.5% -3.0% 2.0% 7.0% 12.0% 17.0% 22.0% 27.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4E* * 2013 Q4 and full year estimates reflect guidance provided in press release issued January 9, 2014. Notes: * Q4 & FY 2013 is Estimated

18 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 18 New Store Performance ► Success spans both new & existing markets ► EBITDA margin > 20% ► Low capital investment & strong EBITDA yields a payback of less than one year ► Every store has been profitable on a 4-wall basis since 2009 Year 1 New Store Sales & EBITDA Dollars in thousands 2013 class average sales and EBITDA include projected data Average EBITDA Margin 24% 22% 24% 25% 25% Notes: $1,735 $1,620 $1,869 $1,948 $1,910 $417 $362 $455 $481 $470 2009 2010 2011 2012 2013E EBITDA Sales

19 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 19 Growth Opportunities

20 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 20 Significant Store Growth Opportunity Ample White Space Grow Our Store Base Disciplined Real Estate Strategy 67 304 2007 Store Count Current Store Count (2) Potential (1) 2,000+ ► Experienced and proven real estate team with national broker network ► 2,000+ store potential(1) in the U.S. ► Opened 50, 52 & 60 net new stores in 2011, 2012 & 2013 ► Impressive track record of opening new stores in new and existing markets ► Growth strategy largely based on contiguous market expansion ► Clustered openings in new markets drive strong brand awareness and successful launches (1) Based on management estimates (2) Reflects number of stores as of November 2, 2013. Notes:

21 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 21 Increase Brand Awareness ► Growth in social media channels ► Large email database that continues to grow; drives awareness and store traffic ► Newspaper circulars ► Community-centric grand openings ► Fundraisers and charity tie-ins

22 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 22 Increased Scale Will Drive Merchandise Opportunities ► Continued investment in broad, deep merchandising team ► Leverage base of over 700 vendors ► Newly created product development capability ► Increased purchasing scale and sourcing capabilities creates more "wow" for the customer

23 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 23 ► Financial Performance

24 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 24 Number of Stores Comparable Store Sales Net Sales Adjusted Operating Income Financial Performance CAGR 44% 72% 31% Dollars in millions *2013 estimates reflect guidance provided in press release issued January 9, 2014. Notes: * FY 2013 is Estimated 102 142 192 244 304 2009 2010 2011 2012 2013E* 12.1% 15.6% 7.9% 7.1% 3.2% to 3.6% 2009 2010 2011 2012 2013E* $125.1 $197.2 $297.1 $418.8 $531-$533 2009 2010 2011 2012 2013E* $6.9 $17.3 $33.0 $49.5 $60 2009 2010 2011 2012 2013E*

25 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 25 Dollars in millions. (1) Calculations based on LTM Adjusted EBITDA of $66.5 million as of November 2, 2013. Solid Balance Sheet ► Ample liquidity – no need for additional capital to fund growth ► Modest capital expenditures ► Free cash flow generation ► Repaid $15 million of existing debt in fiscal 2013 As of November 2, 2013 Actual Cash and Cash Equivalents $5.6 Total Debt $19.5 Debt / LTM Adjusted EBITDA(1) 0.3x Notes:

26 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 26 Capital Investments Dollars in millions 2013 estimated Notes: Total by Year $18 $23 $27 Key Implementations 2011 ► Business Intelligence System ► Warehouse Management System 2012 ► Human Resources Information System (phase 1) ► New Corporate Offices 2013 ► 2nd Distribution Center ► Mobile Store Systems ► Human Resources Information System (phase 2) ► Merchandise Allocation System ► IT Infrastructure Upgrades $1 $2 $2 $2 $4 $3 $15 $17 $22 2011 2012 2013 E Corporate / IT Distribution Stores

New Store Model


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Year One New Store Metrics [1]	Projected New Store Model
Average Sales per Store	$1,500 – $1,600
Average Store EBITDA[2]	~$350
Average EBITDA Margin[2]	~22%
Average Net Investment[3]	~$300
Average Return on Investment	**~110%**
Payback Period	<1 Year

Notes:

Dollars in thousands.

(1) Year one economics include results for first full 12 months

(2) Excludes distribution, buying and pre-opening costs

(3) Includes store build out (net of tenant allowances), inventory (net of payables) and cash pre-opening expenses

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28 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 28 Summary  Unique Approach to Targeting the Teen and Pre-Teen Customer  Edited Assortment of Trend-Right, High-Quality Merchandise Drives Universal Appeal  Exceptional Value Proposition for Customers with $1 to $5 Model  Differentiated Shopping Experience  Long Runway for Store Growth with Compelling and Consistent Store Economics  Experienced and Passionate Senior Management Team with Proven Track Record

Non-GAAP Financial Measures

	FY 2009A	FY 2010A	FY 2011A	FY 2012A	FY 2013E[4]
Net Income	$11.7	$7.0	$16.1	$20.0	$31
Interest Expense (Income)	0.1	0.0	(0.0)	4.0	2
Other Income	0.0	0.0	0.0	(0.4)	0
Income Tax Expense (Benefit)	(4.9)	4.8	10.2	14.1	20
Operating Income	**$6.9**	**$11.8**	**$26.2**	**$37.7**	**$53**
Expenses Related to Advent Transaction:					
Employee Related Stock Compensation and Other Expenses (1)	0.0	5.3	0.0	0.0	0
Founders' Option/Stock Grant (2)	0.0	0.2	0.7	10.8	6
One-time Founders Bonus	0.0	0.0	6.1	0.0	0
Other Non-Recurring Expenses (3)	0.0	0.0	0.0	1.0	1
Total Adjustments	**$0.0**	**$5.5**	**$6.8**	**$11.8**	**$7**
Adjusted Operating Income	**$6.9**	**$17.3**	**$33.0**	**$49.5**	**$60**

Note: Dollars in millions

(1) Reflects employee stock compensation and other expenses related to the investment by Advent in 2010.

(2) Reflect expenses related to stock option grant to founders (as part of Advent transaction) and the conversion of the options into restricted stock in Q1 2012 ahead of IPO

(3) Includes fees related to secondary offering

(4) Fiscal 2013 amounts are estimated

©2014 Five Below, Inc.

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30 ©2014 Five Below, Inc. – Confidential ©2014 Five B low, Inc. 30 The Five Below Promise